Exhibit 99.2

Management Presentation June 2022 Confidential Subject to Confidentiality Agreement Cleansing Material Subject to FRE 408 & State Law Equivalents Preliminary and Subject to Material Change endo.com

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Table of Contents â–º Strategy and Priorities â–º Business Segment Overview â–º Reinvent How We Work â–º Financial Projections

Strategy and Priorities

Vision, Mission and Strategic Priorities Our Vision Helping everyone we serve live their best life. Our Mission We develop and deliver life-enhancing products through focused execution. Expand & Enhance Our Portfolio We are investing to build a more differentiated and durable portfolio that benefits our customers and creates sustainable long-term value. Reinvent How We Work We are embracing the future by accelerating new ways of working to better serve our customers, promote innovation and improve productivity. Be A Force For Good We are committed to the adoption of more sustainable practices that positively impact our stakeholders, including the promotion of diversity & inclusion in all we do.

We are investing to Expand & Enhance Our Portfolio by focusing our capital deployment to our core areas of growth

Characteristic	Medical Therapeutics	Sterile Injectables	Medical Aesthetics
Market attractiveness	▪ Large markets in focus ($6B-$9B) ▪ Strong growth with areas of rapid expansion ▪ Pockets of unmet need creates opportunities for innovative non-surgical treatments ▪ Reimbursable market will likely remain attractive	▪ Large injectables market (~$12B) ▪ Moderate projected market growth ▪ Competition has intensified for non-differentiated & differentiated products	▪ Market size (~$2B-$3B) ▪ Robust projected growth ▪ Market dominated by 3 large players ▪ Market will be unaffected by potential USG policy reforms
Value creation opportunities	▪ Endo commercial infrastructure (e.g., footprint, marketing capability, etc.) within focus could offer potential synergies & competitive advantages	▪ Ready-to use and more complex products offer potential opportunity for value creation ▪ Sustainable growth will require differentiated capabilities across the value chain	▪ Innovative product offerings in large markets with high unmet need *(e.g. first injectable treatment for cellulite)*
Current Investment Priorities	▪ **Xiaflex Maximization Plan** *(i.e. on-market, clinical stage,and pre-clinical stage indications)* ▪ **Diversify Portfolio** with new product opportunities in orthopedics (i.e. TLC599) and men's health/urology	▪ **Execute Sterile 2.0 Initiative –** develop enhanced pipeline of differentiated opportunities leading to a steady flow of annual new product launches post Vasostrict LOE	▪ **Optimize QWO product launch** execute Accelerated Solutions R&D led initiative including APHRODITE-1 clinical study evaluating different interventions to reduce bruising associated with the use of QWO

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Investments in our core areas of growth are expected to drive revenue growth and margin expansion resulting in solid EBITDA growth post 2023 2023-26 revenue growth is expected to be driven by investments in our core areas of growth… …while we continue to take actions to deliver efficiencies while re-investing in the portfolio… …which is expected to result in solid margin expansion and EBITDA growth post 2023. Note: 2022 OPEX and EBITDA includes upfront and milestone payments to Nevakar and TLC that will be expensed as IPR&D.

Business Segments Overview

We have a diversified product portfolio that will be driven by growth in Branded and Sterile Injectables Branded â–º Operates through three business units: Medical Therapeutics(1), Medical Aesthetics and Established Brands. â–º Medical Therapeutics anchored by Xiaflex®, a long-dated biologic with accelerated mid-lifecycle growth and sustainable growth profile through commercial execution and LCM. â–º Aesthetics includes Qwo®, the first and only approved injectable treatment for cellulite. Sterile Injectables â–º Markets a diverse portfolio spanning a broad range of indications. â–º Well-scaled player with an extensive pipeline of differentiated assets. â–º Pipeline portfolio targeting attractive ready-to-use, long-acting injectables and drug / device combination products. â–º Differentiated compliance track record vs. competition. Generics â–º Broad portfolio of commercial products across multiple dosage forms â–º Unparalleled track record of high quality and regulatory compliance â–º Limited reinvestment in portfolio over past 4yrs based on capital allocation priorities â–º Focus on manufacturing and OPEX cost reduction initiatives to help mitigate margin compression. International â–º Highly scalable, asset-light business model â–º Broad portfolio across multiple therapeutic areas â–º Portfolio is transitioning from a set of highly profitable mature brands subject to recent competitive pressures to a set of new product launches Note: Financial information is risk-adjusted. (1) Specialty areas include orthopedics and men’s health / urology.

Branded

The Branded segment consists of three distinct portfolios Medical Therapeutics â–º Differentiated and durable portfolio led by Xiaflex®, first and only FDA-approved non-surgical treatment for Dupuytren’s Contracture and Peyronie’s Disease â–º Ongoing commercial and R&D investment expected to drive future growth â–º Strong capabilities and extensive specialty pharmacy distribution network Medical Aesthetics â–º Current portfolio consists of Qwo®, first and only injectable treatment for moderate-to-severe cellulite â–º Launched in 1Q 2021, significant growth is expected over the next ~5-7 years â–º Expansion opportunities exist in adjacent and complementary cash-pay markets Established Brands â–º Diverse range of ~20 products across multiple therapeutic areas â–º Largest products by revenue are Percocet and Testopel â–º Minimal promotional spend and other direct costs support strong free cash flow Core Areas of Growth

Medical Therapeutics represents a very attractive growth area The Medical Therapeutics (MT) portfolio, which consists of Xiaflex (XPD and XDC), Supprelin LA, TLC599 and other smaller brands is expected to achieve nearly $1.0B of revenue in 2026. Ongoing commercial and R&D investments are expected to drive future growth in the Xiaflex franchise and promising new orthopedic indications exist in the current pipeline to expand Xiaflex and introduce a new CCH-XTEND product — Xiaflex: Adhesive Capsulitis (AC), Plantar Fibromatosis (PFI), and Chronic/Treatment Recalcitrant Plantar (PFA) — CCH XTEND: Arthrofibrosis post-total knee replacement (TKR) targeted as initial indications with others to follow TLC599 enables earlier move into lower extremity orthopedics with initial OAK pain indication and multiple life-cycle opportunities including other OA joints (e.g., hand, hip, shoulder) and other conditions (e.g., interdigital neuroma) New early-stage urology opportunity with intravesical pentosan polysulfate sodium (iPPS), a urology in-office administered treatment to address high-unmet need in treating interstitial cystitis; additional potential LCM combo products for IC. Proven commercial capabilities are well-aligned with the targeted HCP universe, including market access, patient support hub, and specialty distribution through exclusive distribution partnerships (i.e., buy and bill; specialty pharmacy). Enhanced clinical development, evidence generation, and regulatory strategy capabilities, as well as evolving manufacturing capabilities, will also be leveraged to support the portfolio. Existing capabilities are scalable and can readily accommodate existing pipeline opportunities (i.e., Orthopedics commercial footprint can expand into lower extremity foot and ankle & podiatry specialists in support of future Xiaflex indications and TLC599)

We have an integrated strategy to position the Medical Therapeutics portfolio for sustained future growth LEVERAGE XIAFLEX®/CCH PLATFORM • New Indications – Collagen-Based Diseases – Prioritize & Sequence New Indications Evaluation Prioritized Marketed De-Prioritized DEVELOP ENABLING TECHNOLOGIES New Formulations – CCH XTEND – iPPS (Intravesical Pentosan Polysulfate Sodium) Drug-Device Combinations – Reconstitution & Delivery (e.g., dual-chamber syringe) – Atraumatic Needle Digital Solutions – Peyronie’s Self-Diagnostic App INTERNALIZE COMPLEMENTARY ASSETS • Key Attributes for BD&L Assets – ‘Pipeline in a Product’ – Synergies with Endo Capabilities – Strengthen / Expand Presence in Orthopedics & Urology / Men’s Health Strengthened IP serves as a foundation for the Medical Therapeutics Strategy

Continued investment in XIAFLEX® R&D will provide an opportunity to potentially address new indications Concept Tendon / Human Muscle Lipoma Contractures Herniated Dupuytren’s Disc Nodules Cyclops Syndrome Elbow / Hip / Spine Arthrofibrosis Collagen-Based Diseases Preclinical Clinical Marketed Post-TKR Plantar Adhesive Plantar Dupuytren’s Peyronie’s Arthrofibrosis Fasciitis Capsulitis Fibromatosis Contracture Disease Opportunity identification and evaluation process is being enhanced and accelerated via our cross-functional MT Portfolio Strategy & Life-Cycle Planning Team and our R&D Translational Science Group

The orthopedics footprint can be leveraged and expanded with the launch of new XIAFLEX®, CCH XTEND and TLC-599 indications



Today
Hand & upper extremity orthopedics
XIAFLEX
Dupuytren's contracture
Approval 2024-25
Knee Osteoarthritis
Hip & knee orthopedics
(TLC-599)
Approval 2026
Adhesive Capsulitis
Shoulder orthopedics
(XIAFLEX®)
Approval 2026
Plantar Fibromatosis
Podiatrists
Foot & ankle orthopedics
(XIAFLEX®)
Approval 2027
Plantar Fasciitis
Podiatrists
Foot & ankle orthopedics
(XIAFLEX®)
Approval TBD
Arthrofibrosis
Hip & knee orthopedics
Knee replacement specialists
(CCH XTEND)
Desired Future State
Hand & upper extremity orthopedics
Shoulder orthopedics
Hip & knee orthopedics
Foot & ankle orthopedics
General orthopedics
Podiatrists
XIAFLEX
TLC599
CCH XTEND
Indications in pipeline (clinical stage)
Indications under evaluation (preclinical stage)
BD Target

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Beyond catalyzing expansion to the desired future orthopedic footprint, TLC599 provides a ‘pipeline in a product’ itself

Knee OA is the catalyst to capitalize on a "pipeline in a product" asset that is highly complimentary with current Endo capabilities (i.e. Xiaflex DC)

Initial Launch 2025

Knee OA

- *Establish Endo in lower extremity / knee*
- *Solidify commitment to delivering non-surgical innovation in ortho*

Indication Expansion

Opportunity for broad portfolio of joint applications:

- *Other OA joints – small joints, hip, shoulder, other*
- *Intralesional injection (e.g., interdigital neuroma)*

“Highly reputable for hand joint care; known by ortho community”

“*The non-surgical* joint care company with solutions from shoulder to foot”

Expansion Opportunities – Add’l OA Joints



12
16
22
50
Shoulder, Spine, Other: ~3M
Hip: ~5M
Hand: ~6-7M
Knee: ~12-16M
% OA Prevalence (US)

Sources: Various, # represents procedures

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The current Medical Therapeutics pipeline is robust

Orthopedics
XIAFLEX
Marketed
Dupuytren's Contracture

Pipeline / Expansion Indications	Asset	Disease Description & MOA Hypothesis	Phase: Preclinical	Ph 1	Ph 2	Ph 3
Osteoarthritis of the Knee	TLC599	• Inflammation, pain and stiffness in knee joint caused by erosion of articular cartilage • Long-acting steroid (Anti-inflammatory MOA)				
Adhesive Capsulitis	Xiaflex	• A loss of the ability to move the shoulder that often causes stiffness and pain • Target thickening of the joint capsule				
Plantar Fibromatosis	Xiaflex	• Painful condition of the plantar surface of the foot limiting function (AKA – *Dupuytren's of the foot*) • Target nodules causing pressure & pain				
Chronic / Tx Recalcitrant Plantar Fasciitis	Xiaflex	• Trauma and potential thickening of plantar fascia causing heel pain and loss of mobility • Enable remodeling in the plantar fascia		Q4 2022*		
Post-TKR Arthrofibrosis	CCH *(XTEND)*	• Limited mobility post knee replacement due to collagen build-up • Dissolve fibrotic tissue to increase ROM in joint				
Peyronie's Disease (Ventral Curve)	Xiaflex	• Ventral curvature in Peyronie's (Plaques involving urethra → Contraindicated) • Targets collagenous plaques causing curvature				
Interstitial Cystitis	iPPS	• A complex of noninfectious lower urinary tract symptoms (AKA – *Painful bladder syndrome)* • GAG layer analog supports bladder epithelium				

Urology / Men's Health
XIAFLEX
AVEED
Marketed
Peyronie's Disease

Indications in pipeline | Indications evaluated recently | BD Target

AKA=Also Known As; ROM=Range of Motion; MOA=Mechanism of Action; iPPS= Intravesical Pentosan Polysulfate Sodium;
**Study start depends on pre-IND Meeting/IND Filing*

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Medical Therapeutics portfolio growth is expected to be driven by Xiaflex on-market indications and new product launches Medical Therapeutics Revenue by Key Product $ million. 2023-26 CAGR 11% 2% NM NM 5% 10% [a] 17 [a] Includes Supprelin, Nascobal and Aveed Highlights/Commentary â–ªï€ Strong XPD and stable XDC demand growth is expected over the forecast period driven by improving market conditions post COVID disruption and continued targeted investments to drive steady increases in diagnosis and treatment rates. CAGR—Demand CAGR—Revenue Indication 2016-21 2021-26 2016-21 2021-26 XPD 15% 10% 23% 11% XDC 4% 4% 11% 5% XPD+XDC 11% 8% 18% 9% â–ªï€ TLC599 is expected to launch in 2025 and AC and PF are expected to launch in 2026 (pipeline revenue is risk adjusted). â–ªï€ All Other products as a group are expected to experience low single-digit growth as the products and markets are relatively mature.

The Medical Aesthetics vision is to build a unique portfolio through opportunistic investment in differentiated and disruptive innovations Establish Qwo® as the cornerstone cellulite treatment First and only FDA-approved injectable for treating moderate-to-severe cellulite in women Build and leverage existing capabilities for long term success Expert Medical Affairs support with real-world experience Experienced and well-trained Sales force Leverage and expand consumer activation capabilities HCP practice and business building capabilities Optimal manufacturing and supply chain Build a portfolio overtime complementary to Qwo® with differentiated opportunities Body Confidence Body Injectables/ Contouring Fillers Cash pay products

Qwo® has a large addressable market opportunity

Qwo.
collagenase clostridium histolyticum-aaes injection 0.92mg

~8.5 million U.S women are potential candidates



U.S. Women Aged 25-54(1)
65 million
Target BMI 18.5-29.9(2)
41 million
Have some discretionary income (overall)(2)(3)
28 million
Self-identify as having cellulite(2)
(anywhere on the body)
12 million
Self-identify as having cellulite
and bothered by it(2)(4)
10 million
Open to spending on
aesthetic treatment(2)(5)
8.5 million
Potential
Consumers

Source: Third party research.

(1) US Census 2021 Projected Population. (2) Endo Cellulite Consumer Segmentation Research 2018. (3) Survey Question #7. Includes respondents that answered "I have some discretionary income, but I really have to prioritize how I use it" or "I have enough discretionary income to spend as I like without making hard trade-offs." (4) Survey Question #13. Includes respondents that answered "Somewhat Bothered", "Very Bothered" and "Extremely Bothered". (5) Survey Question #9. How open are you to getting an aesthetic treatment. Includes respondents that answered "Very Open", "Extremely Open" and has spent $1 or more on aesthetic treatments in the past 12 months (Survey Question #D2).

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Qwo® is facing an unexpected barrier to adoption; executing a comprehensive plan to re-establish a foundation for future success Situation Analysis • Market perceptions of the unpredictable occurrence of skin discoloration occasionally experienced with the use of QWO are deeply entrenched presenting a meaningful barrier to broad-based adoption Comprehensive Plan • R&D led Accelerated Solutions initiative to prevent and/or mitigate skin discoloration initiated in 4Q21 leading to multiple actions including the launch of APHRODITE-1 clinical study in 2Q22 designed to evaluate commercially viable interventions to address skin discoloration and bruising • Commercial led Focus on Success initiative implemented in May 2022 resulting in a realignment of our Medical Aesthetics commercial operating model and right-sizing of our marketing spend; • Portion of commercial saving re-allocated to fund APHRODITE-1 study Future Decision Framework / Timing • Decision point on optimal path forward with QWO no later than the end of 2Q23 following APHRODITE-1 clinical study read out

The Aphrodite-1 study will help to identify a potential solution â–ªï€ A Phase 2 study of different interventions to reduce bruising following Qwo® treatment for cellulite What of the buttocks in women â–ªï€ Multi-cohort study will test different interventions to assess their potential impact on reduction of bruising How â–ªï€ 7 cohorts with 30 patients in each cohort are initially planned â–ªï€ The flexibility to add cohorts in order to test additional interventions over time is possible â–ªï€ The study was initiated in June with full results expected by mid-2023 When â–ªï€ A cohort can be stopped early depending on results (i.e., if intervention does not show meaningful impact) Cost â–ªï€ ~ $12M (~$8M in 2022) to fund 7 cohorts with 30 subjects in each cohort

Qwo has the potential to provide meaningful long-term growth Medical Aesthetics Revenue $ million. 2023-26 CAGR = 107% Highlights/Commentary â–ªï€ Near-term revenue is expected to be limited as a large % of the customer base is not expected to broadly utilize Qwo until they perceived adverse event profile (i.e., discoloration) is addressed. â–ªï€ The APRHODITE-1 clinical study was initiated in June 2022 with final data in 2Q23. â–ªï€ The re-aligned Aesthetics commercial operating model is focused on high priority markets and accounts and is highly scalable.

The Branded portfolio is expected to deliver solid and sustainable revenue and EBITDA growth

$ million	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2023-26 CAGR
Medical Therapeutics	$ 497	$ 629	$ 675	$ 715	$ 768	$ 842	$ 967	11%
Medical Aesthetics	-	4	4	15	49	94	137	107%
Established Brands	285	260	224	209	195	190	187	-4%
Revenue	**$ 782**	**$ 894**	**$ 903**	**$ 939**	**$ 1,012**	**$ 1,127**	**$ 1,291**	**11%**
YoY % Δ	*-9%*	*14%*	*1%*	*4%*	*8%*	*11%*	*15%*	
Gross Profit	**$ 660**	**$ 775**	**$ 786**	**$ 833**	**$ 883**	**$ 971**	**$ 1,106**	**10%**
GM%	*84%*	*87%*	*87%*	*89%*	*87%*	*86%*	*86%*	
OPEX	**$ 282**	**$ 391**	**$ 406**	**$ 375**	**$ 365**	**$ 393**	**$ 399**	**2%**
OPEX%	*36%*	*44%*	*45%*	*40%*	*36%*	*35%*	*31%*	
EBITDA	**$ 389**	**$ 392**	**$ 385**	**$ 468**	**$ 528**	**$ 588**	**$ 717**	**15%**
EBITDA%	*50%*	*44%*	*43%*	*50%*	*52%*	*52%*	*56%*	
Memo: Revenue ex. Qwo	*$ 782*	*$ 894*	*$ 903*	*$ 924*	*$ 963*	*$ 1,032*	*$ 1,154*	*8%*
Memo: EBITDA ex. Qwo	*$ 389*	*$ 392*	*$ 385*	*$ 518*	*$ 564*	*$ 599*	*$ 697*	*10%*

Highlights/Commentary

- Revenue growth is expected to be driven by continued growth in Medical Therapeutics (i.e., Xiaflex on-market and pipeline indications, as well as the launch of TLC599) and Qwo and will be offset by continued erosion of the Established Brands portfolio mainly due to price pressure.
- GM% remains relatively flat as higher margin Medical Therapeutics is offset by erosion of Established brands.
- OPEX reflects continued investment in Xiaflex on-market indications growth, development of new Xiaflex indications, the expected launch of TLC599 in 2025 and XAC and XPF in 2026; however, OPEX as % to sales expected to significantly decline over the forecast period.
- 2022 OPEX excludes 1x payments expenses as IPR&D in connection with the license of TLC599.

Note: PF impact starts in 2023 in Memo lines

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Sterile Injectables

We are investing in differentiated products that build on existing capabilities to increase the value of the Sterile Injectables segment Current pipeline • Develop and successfully launch products in the current pipeline New opportunities • Identify and evaluate new project opportunities that can provide sustainable growth with modest investment Expand capabilities • Expand internal capabilities for differentiated SI products Represents 6 product candidates licensed from Nevakar in 3Q18; Nevakar is responsible for development Ready-to-use products Long-acting injectables Represents 6 product candidates acquired from Nevakar in 2Q22; Endo is responsible for development

Expanding into more durable and differentiated products, while leveraging existing commercial capabilities is expected to lead to sustainable growth Developing R&D and mfg. capabilities for RTUs and other differentiated products… Drug / RTUs(1) LAIs(2) Device Differentiation …while leveraging our hospital-focused commercial and sales capabilities… Home 12% Health/Other Clinics 23% Hospitals 65% … is expected to expand the portfolio and return the portfolio to growth post Vasostrict LOE impact. Ready-to-use products. Long-acting injectables.

>35 new Sterile product candidates, of which > 50% are RTU products, are in development and expected to launch over the next 5 years Est. Number of SI Pipeline Candidates by Expected year of Launch Highlights/Commentary â–ªï€ Projects typically require 3-5 years from initiation to launch. â–ªï€ A robust process exists to continuously identify, screen and evaluate potential new opportunities to add to the development funnel. â–ªï€ ~10 additional product candidates are in development (including 5 from Nevakar) that have expected launch dates beyond 2026. â–ªï€ Future business development can be used to supplement internal development efforts (e.g., Nevakar portfolio acquisition); however, future business development is not currently reflected in the forecast $ Represents the cumulative revenue (in $ million) from 2022-26 product launches reflected in the LTP Note1: 2022, 2023 and 2024 include 1, 4 and 1 RTU products, respectively, that were licensed from Nevakar; Nevakar responsible for development Note2: 2025 includes 1 RTU product acquired from Nevakar; Endo responsible for development

The Sterile Injectables portfolio has the potential to deliver solid growth post the Vasostrict LOE

$ million	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2023-26 CAGR
Vasostrict	$ 786	$ 902	$ 230	$ 52	$ 21	$ 14	$ 10	-42%
Adrenalin	152	125	112	82	80	77	74	-3%
Other On-Market	301	239	227	207	188	183	177	-5%
Pipeline	-	-	12	58	110	253	289	70%
Revenue	**$ 1,239**	**$ 1,266**	**$ 581**	**$ 399**	**$ 400**	**$ 528**	**$ 551**	**11%**
YoY % Δ	*17%*	*2%*	*-54%*	*-31%*	*0%*	*32%*	*4%*	
Gross Profit	**$ 1,022**	**$ 1,068**	**$ 404**	**$ 233**	**$ 234**	**$ 319**	**$ 332**	**13%**
GM%	*83%*	*84%*	*70%*	*58%*	*58%*	*61%*	*60%*	
OPEX	**$ 72**	**$ 70**	**$ 79**	**$ 99**	**$ 108**	**$ 105**	**$ 100**	**0%**
OPEX%	*6%*	*6%*	*14%*	*25%*	*27%*	*20%*	*18%*	
EBITDA	**$ 972**	**$ 1,018**	**$ 346**	**$ 163**	**$ 150**	**$ 241**	**$ 261**	**17%**
EBITDA%	*78%*	*80%*	*60%*	*41%*	*37%*	*46%*	*47%*	

Highlights/Commentary

- Sterile Injectables decline through 2023 is primarily driven by the decline in Vasostrict; however, 2023-26 growth is expected from the launch of ready-to-use and other differentiated pipeline products (e.g., Nevakar) that are in development.
- Gross profit and GM% decreases as Vasostrict decreases and then begins to grow and expand as new products launch.
- OPEX is expected to remain relatively constant as commercial capabilities can be leveraged across expanding portfolio while continuous R&D investment will be necessary to sustain the new product development and revenue growth.
- 2022 OPEX excludes the 1x payment of $35M expensed as IPR&D for the acquisition of 6 products from Nevakar.

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Generics and International

The Generics and International business Generics Generics segment consists of ~150 product families, across various therapeutic areas, with demonstrated expertise in controlled release formulations. Limited reinvestment based on enterprise capital allocation priorities leads to a declining long-term financial profile Ongoing optimization of manufacturing network and operating costs expected to help minimize margin compression resulting from continued competitive and pricing pressures. International International segment consists of ~70 products across various dosage forms, including solid oral dose and topicals, with revenues of >$80MM in 2022E Paladin is a commercial focused company that has established relationships with supply chain and CMO partners, and top Canadian pharmacy chains Demonstrated capabilities across the product lifecycle (business development and licensing, market access, medical affairs, etc.)

Varenicline has the potential for upside assuming no competition

Product Overview

Market Overview

- $1B US Chantix Brand Market
- Endo is the only FDA approved Gx product (launched in Sept 2021)
- Nearly 50% of US market demand currently being supplied
- Endo has ~87% of the total market volume [a]

Manufacturing

- Endo able to supply ~100% of the market
- Internally manufactured; vertically integrated
- Chennai, India; Indore, India [b]

Competition

- Teva, Mylan and Apotex all have FTF status

Estimated Annual Sales ($M)



$ million
$60
$197
$62
$41
$31
$23
2020A
2021A
2022E
2023E
2024E
2025E
2026E

- May 2022 YTD actual net sales are ~$118M
- Current forecast assumes multiple competitors enter in 2H22; however, no other filer has been approved to date.

[a] IQVIA, week ending June 3, 2022
[b] Generics manufacturing projected to come online at Indore in 2022E.

31

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Generics revenue and EBITDA is expected to decline as a result of limited growth investment in the portfolio

$ million	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2023-26 CAGR
Varenacline	$ -	$ 60	$ 197	$ 62	$ 41	$ 31	$ 23	-42%
Lubiprostone	-	108	103	17	16	14	13	-3%
All Others	783	573	365	448	404	365	315	-5%
Revenue	**$ 783**	**$ 741**	**$ 665**	**$ 527**	**$ 461**	**$ 411**	**$ 352**	**-13%**
YoY % Δ	*-11%*	*-5%*	*-10%*	*-21%*	*-12%*	*-11%*	*-14%*	
Gross Profit	**$ 200**	**$ 256**	**$ 297**	**$ 201**	**$ 168**	**$ 131**	**$ 95**	**-22%**
GM%	*26%*	*35%*	*45%*	*38%*	*36%*	*32%*	*27%*	
OPEX	**$ 113**	**$ 96**	**$ 82**	**$ 71**	**$ 67**	**$ 64**	**$ 55**	**-8%**
OPEX%	*14%*	*13%*	*12%*	*14%*	*14%*	*16%*	*16%*	
EBITDA	**$ 129**	**$ 191**	**$ 231**	**$ 150**	**$ 125**	**$ 92**	**$ 66**	**-24%**
EBITDA%	*16%*	*26%*	*35%*	*29%*	*27%*	*23%*	*19%*	

Highlights/Commentary

- Generics revenue is expected to decline as existing key products (Lubiprostone and Varenicline) lose exclusivity/face competition.
- Varenicline could potentially provide meaningful upside depending on timing of competitive entry which is currently uncertain.
- Limited additional opportunities exist within the current generic pipeline to offset expected continued erosion from competitive and pricing pressures.
- Gross profit/margin reflects impact of manufacturing optimization which is being offset by continued price erosion.
- OPEX is expected to decline primarily due to a reduction in R&D as the current pipeline approaches approval and further investment is not expected.

32
endo

The International portfolio is not expected to be a meaningful contributor to revenue or EBITDA 2023-26 $ million 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR Revenue $ 99 $ 93 $ 81 $ 72 $ 68 $ 67 $ 71 -1% YoY % Î” -14% -6% -13% -11% -5% -2% 6% Gross Profit $ 63 $ 56 $ 42 $ 39 $ 37 $ 33 $ 35 -4% GM% 64% 60% 52% 55% 54% 50% 49% OPEX $ 22 $ 26 $ 30 $ 26 $ 26 $ 26 $ 26 1% OPEX% 22% 28% 37% 36% 38% 39% 37% EBITDA $ 44 $ 32 $ 12 $ 17 $ 14 $ 10 $ 11 -12% EBITDA% 44% 35% 15% 23% 20% 16% 16% Highlights/Commentary â–ªï€ International revenue expected to remain relatively flat starting in 2023 as limited new product launches are offset by continued competitive pressure on base portfolio. â–ªï€ OPEX is expected to remain relatively flat and consistent with the trend in revenue.

Reinvent How We Work

Simplifying our ways of working and driving efficiencies to invest back into the business has been a strategic priority over the past few years

2020 Program

~$90M of annual run-rate savings; ~500 positions eliminated

- Transformed Gx manufacturing cost basis by shifting production to India resulting in closure of Chestnut Ridge, NY and Irvine, CA plants
- Simplified leadership structures for Executive leadership as well as for Commercial, R&D, and Operations leadership.
- Implemented new global commercial organization and integrated global R&D organization.
- Moved to a fully integrated business unit leader model and right size medical therapeutics salesforce.
- Outsourced majority of Finance and PVRM transaction processing activities.

2022 Program

~$60M of annual run-rate savings; ~125 positions eliminated

- Aligned Medical Aesthetics commercial resources with the revised QWO profile.
- Aligned QWO mfg capacity with revised opportunity
- Reduced medical therapeutics sales force and further simplified commercial leadership structure.
- Aligned non-commercial enabling function resources (G&A, R&D, etc.) with updated commercial operating model.
- Assessed IT operating model and support strategy for opportunity to increase efficiency and improve/maintain quality of services.
- Determined optimal US home office footprint resulting in planned sale of site and eventual reduction in leased space.

35

endo

We have simplified our integrated global manufacturing footprint



All internally produced Generic Segment products are produced in India
Rye, NY
~10 EEs; Bx
Rochester, MI
~420 EEs; SI, Bx
Horsham, PA
~110 EEs: Bx
Cranbury, NJ
~30 EEs; Bx
Indore, India (2022)
~300 EEs; SI, Gx,
Mumbai, India
~70 EEs; Bx, SI, Gx
Chennai, India
(Par Actives)
~190 EEs; Gx API(1)
Chennai, India
(Par Formulations)
~480 EEs; Gx
Manufacturing
New Manufacturing
R&D Site

Proven Track Record of Operational Excellence

0 major observations from the FDA since 2017; Indore OSD facility approved in April 2022

36

Note: Excludes office locations in Malvern, PA (US HQ), Dublin, Ireland (Global HQ) and Montreal, Canada (Paladin HQ)

endo

The size and composition of the global team has evolved as a result of our transformation initiatives

Number of Filled Positions

	4Q20A	4Q21A	1Q22A	1Q22PF [a]	4Q20A - 1Q22PF Diff	4Q20A - 1Q22PF % Δ
USA	**1,901**	**1,607**	**1,445**	**1,332**	**(569)**	**-30%**
% Total	*57%*	*50%*	*47%*	*46%*		
India	**1,263**	**1,457**	**1,462**	**1,387**	**124**	**10%**
% Total	*38%*	*45%*	*47%*	*48%*		
Canada	**93**	**100**	**101**	**101**	**8**	**9%**
% Total	*3%*	*3%*	*3%*	*3%*		
Other [b]	**78**	**74**	**79**	**69**	**(9)**	**-12%**
% Total	*2%*	*2%*	*3%*	*2%*		
Total	**3,336**	**3,239**	**3,088**	**2,890**	**(446)**	**-13%**

Highlights/Commentary

- The size of the global workforce has been reduced by almost 500 net positions or 13% on a PF basis over the last 2 years.
- A significant portion of the net reduction in US positions reflects the impact of divesting our US Gx facilities (i.e., Chestnut Ridge, NY and Irvine, CA) and transferring the majority of our Gx production to our India facilities.
- The net reduction in US positions also reflects other cost optimization initiatives, including shifting significant activities to lower cost BPO providers, that is partially offset by the net increase in positions to support the Aesthetics business.
- The net increase in the number of positions in India reflects the additional investments in R&D and manufacturing capabilities in Mumbai and Indore.

[a] Includes the estimated pro forma impact of the 2022 initiatives plus the planned closure of Par Biosciences (clinical studies site)
[b] Primarily represents Ireland

37
endo

Financial Projections

There are several key assumptions underpinning our Long-Term Plan

- **Xiaflex revenue will continue to grow** driven by an expected recovery in office-based procedures beginning in 2H22 coupled with a strong response to planned advertising and promotion investment in on-market indications and the launch of new indications (Plantar Fibromatosis, Adhesive Capsulitis) in 2026.
- **Qwo revenue growth** assumes a solution for bruising and discoloration is identified through the Aphrodite-1 study.
- **TLC599 is expected to launch in 2025** and will be supported by planned commercial investment.
- **Vasostrict franchise revenue declines** as a result of price erosion and market share loss; pre-mix bottle market share gains partially offset vial market share losses.
- **Continued investment in the SI pipeline is expected to drive meaningful growth** from new product launches starting in 2023 following the significant decline in revenue from the full impact from the Vasotrict LOE.
- **Varenicline revenue is expected to decline** due to potential competition assumed in 2H22; however, meaningful upside may be possible if competition is not approved.
- **Lubiprostone revenue will decline in 2023** following expiration of exclusive contract period.
- **Gross margin and GM% are expected to expand starting in 2024** as a result of shift in product mix and reflects annual COGS savings of ~$65-70M beginning in 2024
- **OPEX and OPEX % expected to decline starting in 2023** and reflects annual OPEX run rate savings of ~$75-90M[a] reached by early 2024.
- **1x payments excludes mesh and opioid litigation and settlement payments** and other potential payments for contingent liabilities/settlements.

39

[a] Includes $20-25M plus $55-65M of savings resulting from initiatives announced in Nov 2020 and 2Q22, respectively.

endo

Revenue growth is expected to be driven by Xiaflex, Qwo and expected new Sterile Injectable product launches

$ million	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2023-26 CAGR
Xiaflex	$ 316	$ 432	$ 486	$ 530	$ 579	$ 627	$ 701	10%
All Others	181	196	188	185	189	216	266	13%
Medical Therapeutics	**$ 497**	**$ 629**	**$ 675**	**$ 715**	**$ 768**	**$ 842**	**$ 967**	**11%**
Medical Aesthetics	**$ -**	**$ 4**	**$ 4**	**$ 15**	**$ 49**	**$ 94**	**$ 137**	**107%**
Established Brands	**$ 285**	**$ 260**	**$ 224**	**$ 209**	**$ 195**	**$ 190**	**$ 187**	**-4%**
Branded	**$ 782**	**$ 894**	**$ 903**	**$ 939**	**$ 1,012**	**$ 1,127**	**$ 1,291**	**11%**
Vasostrict	$ 786	$ 902	$ 230	$ 52	$ 21	$ 14	$ 10	-42%
Adrenalin	152	125	112	82	80	77	74	-3%
Other On-Market	301	239	227	207	188	183	177	-5%
Pipeline	-	-	12	58	110	253	289	70%
Sterile	**$ 1,239**	**$ 1,266**	**$ 581**	**$ 399**	**$ 400**	**$ 528**	**$ 551**	**11%**
Varenacline	$ -	$ 60	$ 197	$ 62	$ 41	$ 31	$ 23	-28%
Lubiprostone	-	108	103	17	16	14	13	-9%
All Others	783	573	365	448	404	365	315	-11%
Generics	**$ 783**	**$ 741**	**$ 665**	**$ 527**	**$ 461**	**$ 411**	**$ 352**	**-13%**
International	**$ 99**	**$ 93**	**$ 81**	**$ 72**	**$ 68**	**$ 67**	**$ 71**	**-1%**
Total	**$ 2,903**	**$ 2,993**	**$ 2,230**	**$ 1,937**	**$ 1,941**	**$ 2,131**	**$ 2,264**	**5%**
YoY %Δ	*0%*	*3%*	*-26%*	*-13%*	*0%*	*10%*	*6%*	

Highlights/Commentary

- Medical Therapeutics growth is expected to be driven by continued growth in Xiaflex on market indications as well as the launch of new indications and TLC599.
- Medical Aesthetics growth is expected to be driven by increased adoption of Qwo.
- Sterile Injectables growth following Vasostrict LOE impact through '23 is expected to driven by a significant number of new product launches beginning in '23.
- Established Brands, Generics and International declines are expected as a result of continued competitive pressures and limited new product launches.

40

endo

Gross margin expansion beginning in 2024 is expected to be due to product mix and cost savings initiatives 2023-26 $ million 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR Branded $ 660 $ 775 $ 786 $ 833 $ 883 $ 971 $ 1,106 10% GM% 84% 87% 87% 89% 87% 86% 86% Sterile $ 1,022 $ 1,068 $ 404 $ 233 $ 234 $ 319 $ 332 13% GM% 83% 84% 70% 58% 58% 61% 60% Generics $ 200 $ 256 $ 297 $ 201 $ 168 $ 131 $ 95 -22% GM% 26% 35% 45% 38% 36% 32% 27% International $ 63 $ 56 $ 42 $ 39 $ 37 $ 33 $ 35 -4% GM% 64% 60% 52% 55% 54% 50% 49% Gross Profit $ 1,945 $ 2,155 $ 1,529 $ 1,306 $ 1,322 $ 1,455 $ 1,567 6% GM% 67% 72% 69% 67% 68% 68% 69% Highlights/Commentary â–ªï€ Branded GM% remains relatively flat as higher margin Medical Therapeutics is offset by erosion of Established brands. â–ªï€ Sterile GM% decreases as Vasostrict decreases and then begins to grow as new products launch. â–ªï€ Generic and International GM% declines as a result of continued competitive pressures and limited new product launches. â–ªï€ The savings from the Gx manufacturing network optimization initiatives ($65-70M) are expected to be fully realized in 2024 which will mitigate impact of competition.

EBITDA and unlevered FCF are expected to grow faster than revenue over the next 5 years

$ million	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2023-26 CAGR
Revenue	**$ 2,903**	**$ 2,993**	**$ 2,230**	**$ 1,937**	**$ 1,941**	**$ 2,131**	**$ 2,264**	**5%**
YoY % Δ	*0%*	*3%*	*-26%*	*-13%*	*0%*	*10%*	*6%*	
Gross Profit	**$ 1,945**	**$ 2,155**	**$ 1,529**	**$ 1,306**	**$ 1,322**	**$ 1,455**	**$ 1,567**	**6%**
GM%	*67%*	*72%*	*69%*	*67%*	*68%*	*68%*	*69%*	
SG&A	534	642	640	601	608	624	621	1%
R&D	120	122	236	153	139	137	128	-6%
OPEX	**$ 654**	**$ 763**	**$ 877**	**$ 754**	**$ 747**	**$ 762**	**$ 749**	**0%**
OPEX%	*23%*	*26%*	*39%*	*39%*	*38%*	*36%*	*33%*	
EBITDA	**$ 1,396**	**$ 1,481**	**$ 718**	**$ 633**	**$ 654**	**$ 776**	**$ 905**	**13%**
EBITDA%	*48%*	*49%*	*32%*	*33%*	*34%*	*36%*	*40%*	
(-) CAPEX	(73)	(81)	(98)	(53)	(51)	(51)	(51)	-1%
(-) Δ NWC & OA/OL	(180)	(167)	8	(49)	(78)	(78)	(94)	24%
(-) 1x Payments [a]	(46)	(47)	1	(18)	(2)	(2)	(7)	-27%
Pre-tax unlevered FCF	**$ 1,096**	**$ 1,187**	**$ 629**	**$ 514**	**$ 522**	**$ 645**	**$ 753**	**14%**

[a] Excludes mesh and opioid litigation and settlement payments and other contingent liabilities/settlements.
Note: Unlevered FCF excludes cash taxes which are expected to increase over time based on jurisdictional mix of pre-tax income and potential tax reform (i.e., Ireland) that may limit certain deductions.

Highlights/Commentary

- Revenue growth is primarily driven by Xiaflex, Qwo and the SI pipeline.
- Gross margin expansion reflects a shift in product mix and efficiencies through optimization of the manufacturing network.
- The SG&A decline in 2023 corresponds with initiatives taken in 2022 to realign resources and simplify operations.
- The increase in R&D in 2022 includes certain 1x payments to Nevakar and TLC.
- The Δ NWC & OA/OL is driven by the change in the mix of revenue and includes milestone payments for licensed products.
- CAPEX reflects investments in Indore, India, Rochester, MI and Horsham, PA.
- 1x payments include severance and employee retention associated with transformation initiatives.

42

endo

Revenue and EBITDA growth is expected to be driven by the Branded and Sterile segments

$ million	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2023-26 CAGR
Branded	$ 782	$ 894	$ 903	$ 939	$ 1,012	$ 1,127	$ 1,291	11%
Sterile	1,239	1,266	581	399	400	528	551	11%
Generic	783	741	665	527	461	411	352	-13%
International	99	93	81	72	68	67	71	-1%
Total Revenue	**$ 2,903**	**$ 2,993**	**$ 2,230**	**$ 1,937**	**$ 1,941**	**$ 2,131**	**$ 2,264**	**5%**
YoY % Δ	*0%*	*3%*	*-26%*	*-13%*	*0%*	*10%*	*6%*	
Branded	$ 389	$ 392	$ 385	$ 468	$ 528	$ 588	$ 717	15%
Sterile	972	1,018	346	163	150	241	261	17%
Generic	129	191	231	150	125	92	66	-24%
International	44	32	12	17	14	10	11	-12%
Corporate	(137)	(153)	(256)	(164)	(163)	(155)	(151)	-3%
Total EBITDA	**$ 1,396**	**$ 1,481**	**$ 718**	**$ 633**	**$ 654**	**$ 776**	**$ 905**	**13%**
EBITDA %	*48%*	*49%*	*32%*	*33%*	*34%*	*36%*	*40%*	

Highlights/Commentary

- Branded growth is expected to be driven by growth in Xiaflex on-market indications (PD and DC), launch of new indications (AC and PF); increased adoption of Qwo and the launch of TLC599.
- Sterile Injectables growth in 2024 is expected to be driven by a significant number of new product launches beginning in 2023.
- Generics and International declines are expected as a result of continued competitive pressures and limited new product launches.
- Corporate EBITDA reflects corporate OPEX and includes payments to Nevakar and TLC expensed as IPR&D in 2022.
- EBITDA margin expansion is expected to be driven by mix of business coupled with prudent management of OPEX.

43

endo

The LTP reflects uncertainties related to several opportunities and risks

Area	Key Opportunity	Key Risk
Qwo	▪ Faster adoption and uptake	▪ No commercially viable solution for bruising/discoloration
Varenicline	▪ Delayed competition 6 to 24 months ▪ US market volumes fully return to Chantix levels ▪ Potential ex-US opportunity	▪ Accelerated competition (i.e.,. number and timing of new entrants)
Vasostrict	▪ Slower vial price erosion; higher bottle conversion	▪ Vial and bottle price erodes faster than expected
Xiaflex PD+DC	▪ Faster than expected near term rate of demand growth	▪ Slower than expected rate of growth
SI+Gx Launches	▪ Faster approvals / launches ▪ Higher than expected performance from new launches (higher price / market share)	▪ Delays in approvals/launches ▪ Lower than expected performance from new launches (lower price / market share)
Adrenalin	▪ Slower erosion; delayed comp on 30mL vial	▪ Accelerated competition on 30ml and /or 1mL vial
COGS+OPEX	▪ Additional mfg. cost optimization (SI+OSD) ▪ Enhanced Xiaflex and QWO production yields (i.e., Horsham) ▪ Further SG&A efficiencies	▪ Additional costs related to attracting and retaining team members (i.e., due to overall job market and Endo specific considerations).

The key opportunities and risks listed are not intended to be mutually exclusive nor collectively exhaustive of all potential opportunities and risks that may exist now or in the future.

44

endo

Appendix

Historical and Projected XPD+XDC Revenue

Indication	2016A	2017A	2018A	2019A	2020A	2021A	2022E	2023E	2024E	2025E	2026E	CAGR 2016-21	CAGR 2021-26	CAGR 2023-26
XPD	$ 104	$ 121	$ 161	$ 207	$ 210	$ 290	$ 334	$ 374	$ 414	$ 454	$ 492	23%	11%	10%
YoY % Δ		*16%*	*33%*	*29%*	*1%*	*38%*	*15%*	*12%*	*11%*	*10%*	*8%*			
XDC	$ 86	$ 93	$ 104	$ 121	$ 106	$ 142	$ 152	$ 156	$ 165	$ 173	$ 178	11%	5%	5%
YoY % Δ		*8%*	*12%*	*16%*	*-12%*	*34%*	*7%*	*2%*	*6%*	*4%*	*3%*			
Total	$ 190	$ 213	$ 265	$ 328	$ 316	$ 432	$ 486	$ 530	$ 579	$ 627	$ 671	18%	9%	8%
YoY % Δ		*12%*	*24%*	*24%*	*-3%*	*37%*	*13%*	*9%*	*9%*	*8%*	*7%*			

46

Annex 1 – Tax Disclosure

Tax Disclosure In connection with undertaking a preliminary analysis related to the tax consequences of a sale of its assets, the Company has identified (i) its preliminary view as to the allocation of aggregate consideration across certain material jurisdictions assuming a credit bid of all of the Prepetition First Lien Indebtedness (an “Allocation”) and (ii) certain key relevant tax attributes of its subsidiaries as of December 31, 2021. With respect to Endo Global Biologics Limited, the Company’s preliminary Allocation is 19.0% and the Company has identified aggregate tax basis in its assets of approximately USD$1.452 billion. With respect to Endo Ventures Limited, the Company’s preliminary Allocation is 20.8% and the Company has identified aggregate tax basis in its assets of approximately USD$0.437 billion. With respect to Endo Aesthetics Limited, the Company’s preliminary Allocation is 0.1%. Based on a preliminary analysis of potential transactions, the Company believes that the sale of its Irish assets in certain cases could result in Irish stamp tax liabilities of up to approximately USD$0.045 billion. With respect to the Company’s U.S. branded business, the Company’s preliminary Allocation is 15.8% and the Company has identified approximately USD$1.599 billion of available gross U.S. federal excess interest expense carryforward, approximately USD$0.108 billion of gross U.S. federal net operating losses that are not subject to limitation, and approximately USD$0.133 billion of U.S. federal research and development and orphan drug tax credits. With respect to the Company’s U.S. generics business, the Company’s preliminary Allocation is 21.7% and believes that, based on such Allocation, the U.S. generics business has sufficient U.S. federal income tax attributes (including aggregate tax basis in its assets of approximately USD$3.195 billion) to mitigate substantially all U.S. federal income tax consequences resulting from a sale of its assets. With respect to the Company’s U.S. operations, the Company believes that the sale of its assets in such a case would result in U.S. state tax liabilities of approximately USD$0.044 billion and U.S. withholding taxes of approximately USD$0.013 billion. With respect to the Company’s operations in India, the Company’s preliminary Allocation is 1.4%. With respect to the Company’s operations in Canada, the Company’s preliminary Allocation is 0.3%. With respect to the Company’s operations in Luxembourg, the Company’s preliminary value allocation is 20.9%, which such value is derived from intellectual property held by Endo Global Biologics Limited, and the Company believes that, based on such Allocation, the Company’s operations in Luxembourg have sufficient Luxembourg tax attributes to mitigate substantially all Luxembourg tax consequences resulting from a sale of its assets. The foregoing summary of the Company’s preliminary Allocation and identified tax attributes does not purport to be complete nor does it purport to represent the considerations, Allocation, or tax attributes relevant to any particular transaction the Company may ultimately undertake.

Annex 2 – Organizational Chart

Confidential
Subject to Confidentiality Agreement
Cleansing Material
Subject to FRE 408 and State Law Equivalents
Preliminary and Subject to Material Change

EFFECTIVE 4-5-22

All subsidiary companies 100% owned unless otherwise indicated by the footnote.


ENDO INTERNATIONAL PLC
(NASDAQ: ENDP)
Domicile: Ireland
Endo DAC (Ireland)
Endo Finance IV Unlimited Company (Ireland)
Endo Management Limited (Ireland)
Endo Procurement Operations Limited (Ireland)
Endo TopFin Limited (Ireland)
Endo Global Development Limited (Ireland)
Endo Ventures Aesthetics Limited (Ireland)
Endo Ventures Limited (Ireland)
Endo Ventures Cyprus Limited (Cyprus)
Endo Global Biologics Limited (Ireland)
Endo Global Aesthetics Limited (Ireland)
Endo Luxembourg Holding Company S.a r.l. (2)
Generics International Ventures Enterprises LLC (PA)
Endo Ventures Bermuda Limited
Endo Global Ventures (Bermuda) (1)
Endo Luxembourg Finance Company I S.a r.l.
Par Pharmaceutical Holdings, Inc. (DE)
Endo Global Finance LLC (DE)
Paladin Labs Canadian Holding Inc. (Canada)
Endo LLC (DE)
Endo Ireland Finance II Limited
Endo Finco Inc. (DE)
Par Pharmaceutical Companies, Inc. (DE) (SEE ATTACHED CHART)
Luxembourg Endo Specialty Pharmaceuticals Holding I S.a r. l
Endo Finance Operations LLC (DE)
Paladin Labs Inc. (Canada)
Endo Eurofin Unlimited Company (Ireland)
Endo Bermuda Finance Limited
Endo U.S. Inc. (DE) (SEE ATTACHED CHART)

(1) Endo DAC owns 45% of Common Shares and and 100% Non-Qualified Preferred Shares and Endo Ventures Cyprus Limited owns 55% Common Shares
(2) Endo Ventures Limited owns 98.99% Endo Bermuda Ventures Limited owns 1.01%

Confidential
Subject to Confidentiality Agreement
Cleansing Material
Subject to FRE 408 and State Law Equivalents
Preliminary and Subject to Material Change


Endo U.S. Inc. (DE)
Endo US Holdings Luxembourg I S.a r.l.
Endo Health Solutions Inc. (DE)
Endo Aesthetics LLC (DE)
Hawk Acquisition Ireland Limited
Endo Luxembourg International Financing S.a r.l.
Bermuda Acquisition Management Limited
Endo Generics Holdings, Inc. (DE)
Kali Laboratories 2 , Inc. (DE)
Par Pharmaceutical 2, Inc. (DE)
Branded Operations Holdings, Inc. (DE)
Endo Pharmaceuticals Inc. (DE)
Endo Pharmaceuticals Solutions Inc. (DE)
Generics International (US) 2, Inc. (DE)
Endo Pharmaceuticals Finance LLC (DE)
Astora Women's Health, LLC (DE)
Astora Women's Health Ireland Limited
Endo Pharmaceuticals Valera Inc. (DE)
CPEC LLC (DE) (1)
Auxilium Pharmaceuticals, LLC (DE) (SEE ATTACHED CHART)
Astora Women's Health Bermuda ULC
Astora Women's Health Technologies (Ireland)
Endo Innovation Valera, LLC (NY)

(1) Unaffiliated Party (ARCA Biopharma, Inc.) owns a 35% Membership Interest

Confidential
Subject to Confidentiality Agreement
Cleansing Material
Subject to FRE 408 and State Law Equivalents
Preliminary and Subject to Material Change



Par Pharmaceutical Companies, Inc. (DE)
Par Pharmaceutical, Inc. (NY)
Par Laboratories Europe, Ltd. (England and Wales)
Innoteq, Inc. (DE)
Generics International (US), Inc. (NY)
Kali Laboratories, LLC (NJ)
Endo Par Innovation Company, LLC (DE)
Endo Finance LLC (DE)
Par, LLC (DE)
BioSpecifics Technologies LLC (DE)
Par Formulations Private Limited (1) (India)
Anchen Incorporated (NY)
JHP Group Holdings, LLC (DE)
Moores Mill Properties L.L.C. (DE)
Vintage Pharmaceuticals, LLC (DE)
DAVA Pharmaceuticals, LLC (DE)
DAVA International, LLC (DE)
Generics Bidco I, LLC (DE)
Quartz Specialty Pharmaceuticals, LLC (DE)
50%
50%
Par Biosciences Private Limited (2) (India)
Par Active Technologies Private Limited (3) (India)
Anchen Pharmaceuticals, Inc. (DE)
JHP Acquisition, LLC (DE)
Par Sterile Products, LLC (DE)

(1) Par, LLC owns 0.001%
(2) Par Pharmaceutical, Inc. owns 0.001%
(3) Par Biosciences Private Limited owns 0.001%

Confidential Subject to Confidentiality Agreement Cleansing Material Subject to FRE 408 and State Law Equivalents Preliminary and Subject to Material Change Auxilium Pharmaceuticals, LLC (DE) Auxilium Auxilium International Actient US Holdings, LLC Holdings, LLC Pharmaceuticals LLC (DE) (DE) (DE) Slate Actient Therapeutics, 70 Maple Timm Medical Pharmaceuticals, LLC LLC (1) Avenue, LLC Holdings, LLC (DE) (DE) (DE) (DE) (1) Actient Pharmaceuticals LLC owns 95% Common Shares Slate Pharmaceuticals, LLC owns 5% Common Shares and 100% of Preferred Shares

Annex 3 – Wind-Down Budget

Project Zed
Wind-Down Budget

(USD in $000s, unless otherwise indicated)

		Monthly Run Rate	Total Costs
	Preliminary Wind-Down Budget [1]		
	PRE-EMERGENCE WIND-DOWN PERIOD (6 MONTHS)		
	Wind-Down Costs		
[2]	Personnel Costs (via TSA)	–	–
[3]	Information Technology Costs	$100	$600
[4]	TSA Costs	–	–
[5]	Governance - US Board Fees/Insurance	50	300
[6]	Governance - Foreign Director Fees/Insurance	241	1,443
[7]	503(b)(9) and Other Administrative Claims	11,167	67,000
[8]	Other Costs	150	900
	Total Wind-Down Costs	**$11,707**	**$70,243**
	Professional Fees		
[9]	Legal Counsel - Primary	$2,000	$12,000
[10]	Legal Counsel – SDNY (Efficiency/Conflicts Counsel)	200	1,200
[11]	Financial Advisor - Primary	1,167	7,000
[12]	Financial Advisor - Data Retention	–	–
[13]	Financial Advisor - Tax	733	4,400
[14]	Other Liquidation Proceeding - FA/Counsel	842	5,300
[15]	Official Opioid Committee - FA/Counsel	TBD	TBD
[16]	Future Claims Rep - FA/Counsel	TBD	TBD
[17]	Unsecured Creditors Committee - FA/Counsel	TBD	TBD
[18]	Bar Date Noticing and Claims Processing	TBD	TBD
[19]	UST Quarterly Fees	100	600
	Total Professional Fees	**$5,042**	**$30,500**
	Contingency	2,850	17,100
	Total Pre-Emergence Wind-Down Costs	**$19,599**	**$117,843**
	POST-EMERGENCE WIND-DOWN PERIOD (3 MONTHS)		
	Professional Fees		
	Legal Counsel - Primary	$500	$1,500
	Legal Counsel - SDNY (Local)	50	150
	Financial Advisor - Primary	292	875
	Financial Advisor - Data Retention	–	–
	Financial Advisor - Tax	183	550
	Other Liquidation Proceeding - FA/Counsel	84	253
	Total Professional Fees	**$1,109**	**$3,328**
	Contingency	300	900
	Total Post-Emergence Wind-Down Costs	**$1,409**	**$4,228**
	Grand Total		**$122,071**

Pre-Emergence Wind-Down Timeframe	6 Months
Post-Emergence Wind-Down Timeframe	3 Months

Project Zed FOOTNOTES General: 1. The key assumptions underlying the wind-down budget include: a. Sale: All debtor assets are sold and equity of non-debtor entities are sold to a purchaser (“Purchaser”). All (x) administrative claims arising prior to the sale closing, (y) litigation claims reserves and (z) other reserves contemplated by the Restructuring Support Agreement and sale term sheet are assumed to be satisfied as part of the sale closing and are not included in the sizing of the wind-down budget b. Liquidation: Chapter 11 liquidating plan c. Claims Administration: At sale closing, the debtors will decide whether to proceed with issuing a bar date notice to all general unsecured creditors and undertake related claims processing, taking into account the anticipated recovery to general unsecured creditors and the cost of such notice and processing d. Timeline: 6-month timeframe for wind-down (i.e., plan of liquidation process) from the date of the sale-closing, followed by a 3-month post-emergence wind-down period e. Remaining Entities: All entities, other than the Indian entities, assumed to remain after the asset sale closing and are part of the wind-down process being contemplated in these materials under a Ch 11 liquidating plan (collectively, the “Remaining Entities”) f. Regulatory Approvals: This budget assumes that all necessary regulatory requirements are achieved within the 6-month wind-down period. Any incremental regulatory timing delays will result in incremental costs which are not included in this wind-down budget g. Remaining Operations / Business: None; all assumed to be part of the sale h. Remaining Claims: Certain derivative claims, unencumbered assets, and avoidance causes of action are acquired by Purchaser and are not pursued post-closing i. Taxes Arising in Connection with Sale: All non-US taxes arising directly or indirectly from the transaction will be paid pursuant to the Purchase and Sale Agreement (“PSA”) j. Priority Claims: The Debtors, after consultation with the Ad Hoc First Lien Group, reserve the right to use a portion of the funds under the wind-down budget to settle priority claims k. Professional Fees: Assumes all accrued and unpaid professional fees prior to the sale-closing date are paid in full in cash pursuant to the terms under the PSA l. Return of Funds: Debtors proposed wind-down budget would provide that any excess cash remaining after dissolution of the Remaining Entities would revert to the Purchaser m. Domicile: The location of the Debtors’ businesses, including their tax domiciles, remain the same

Wind-Down Costs: 2. Personnel Costs (via TSA): Reflects finance, IT and legal personnel who are providing services via the Transition Services Agreement (“TSA”) to assist with wind-down workstreams. Wind-down budget assumes these to be provided by the Purchaser at no cost. 3. Information Technology Costs: Includes services from an outsourced IT service provider, license and subscription costs. Wind-down budget assumes these to be provided by the Purchaser at no cost. 4. TSA Costs: TSA costs for accessing historical records and IT systems. Wind-down budget assumes these to be provided by the Purchaser at no cost. TSA income for services provided by the Remaining Entities to the Purchaser are assumed to be zero for purposes of the wind-down budget 5. Governance — US Board Fees/Insurance: Assumes the US board of directors is replaced by two independent directors ($75k/quarter) 6. Governance — Foreign Director Fees/Insurance: Includes lower of (i) current payroll cost; or (ii) $75k/quarter for existing directors at Canadian, Ireland, Luxembourg, UK and Bermuda 7. 503(b)(9) and Other Administrative Claims: Assumes that most of the 503(b)(9) claims and operating costs incurred immediately prior to the sale-closing date that have been incurred but not yet paid are either paid prior to the sale-closing date or are covered separately under the PSA. In the event that the debtors propose to settle any administrative claims arising from the sale transaction, such settlement amount must be funded first from this line and then must be limited to amounts available in the contingency line, unless otherwise agreed to by the Ad Hoc First Lien Group 8. Other Costs: Other filing and regulatory fees Professional Fees: 9. Legal Counsel — Primary: Reflects costs for US legal counsel to pursue liquidating chapter 11 plan and satisfy all related Bankruptcy Code requirements for the same, wind-down related activities, coordinate non-U.S. based insolvency proceedings, other bankruptcy court requirements, tax, and regulatory workstreams 10. Legal Counsel — SDNY (Efficiency/Conflicts Counsel): Reflects costs for US conflicts and efficiency counsel in SDNY for remaining bankruptcy-related wind-down work, court filings, monthly operating report reviews court hearings required for the wind-down of the entities, and matters requiring conflicts counsel 11. Financial Advisor — Primary: Includes costs for monthly operating reports, TSA cost tracking, wind-down budget reporting, priority, administrative and 503(b)(9) claims reconciliation, overseeing personnel, IT and liquidity management 12. Financial Advisor — Data Retention: No costs are estimated as this assumes that the Purchaser adheres to data retention requirements and provides access to all necessary IT systems in order to facilitate the wind-down process

13. Financial Advisor — Tax: Reflects all-in global tax advisory fees to complete the relevant forms, preparing supporting calculations and handling associated interactions with global, fed and state taxing authorities. This assumes that the wind-down period does not straddle two tax years, which would otherwise require an incremental $2.4 million per annum 14. Other Liquidation Proceeding — FA/Counsel): Includes Canada, Ireland, Bermuda, Luxembourg, England, and Cyprus 15. Official Opioid Committee — FA/Counsel: In the event there is an OOC, a reasonable budget will be agreed to by the parties, or ordered by the court if agreement is not reached, and included in the wind-down budget. 16. Future Claims Rep — FA/Counsel: In the event there is an FCR, a reasonable budget will be agreed to by the parties, or ordered by the court if agreement is not reached, and included in the wind-down budget. 17. Unsecured Creditors Committee — FA/Counsel: In the event there is an UCC, a reasonable budget will be agreed to by the parties, or ordered by the court if agreement is not reached, and included in the wind-down budget. 18. Bar Date Noticing and Claims Processing: Ballot and bar date noticing and POC administration associated costs. In the event it is determined that there is a recovery available for general unsecured creditors, a reasonable budget will be agreed to by the parties taking into account the foregoing costs, or ordered by the court if agreement is not reached, and included in the wind-down budget. 19. UST Quarterly Fees: Assumes quarterly fees of (i) 1% of total wind-down budget disbursements (max cap is intentionally ignored to account for multiple entities making disbursements); and (ii) $325 filing fee for [150] legal entities

Annex 4 – Counterparty Dispute

Counterparty Update August 14, 2022 Highly Confidential Cleansing Material Subject to FRE 408 & State Law Equivalents Preliminary and Subject to Material Change endo.com

Disclaimer This document has been prepared by Endo International plc (“Endo” or the “Company”) and its advisors from information provided by Company management and other sources, and is subject in all respects to the confidentiality agreement you have executed with the Company. All communications or inquiries relating to Endo or its affiliates should be directed to its advisors. No personnel of Endo or its affiliates should be contacted under any circumstances. This document is “as is” and is based, in part, on information obtained from other sources. We have assumed and relied upon the accuracy and completeness of such information for purposes of this document and have not independently verified any such information. Neither we nor any of our affiliates or agents, makes any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. We undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and should not be construed as such. This document is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible decision with respect to a transaction involving the Company or any of its indebtedness. The Company and all of its respective affiliates, directors, officers, employees and advisers do not make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document or any other written, oral or other communications transmitted or otherwise made publicly available. This document is not intended to be all-inclusive or to contain all the information that a person may desire in considering a transaction and is not intended to form the basis for entering into such a transaction. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary and must make your own decision and perform your own independent investigation and analysis of the information and topics covered in this document. The information contained in this document is preliminary in nature and is subject to change, and any such changes may be material. Except as otherwise expressly noted herein, this document speaks as of the date noted on the title page. The delivery of this document does not create any implication that there has been no change in the business and affairs of Endo or its affiliates since such date. Neither Endo, its advisors, nor any of their respective affiliates or representatives undertake any obligation to update any of the information contained herein or to correct any inaccuracies or omissions that may become apparent. This document (i) has been prepared at the direction of the Company, (ii) from materials and information supplied by the Company and from other sources, (ii) contains confidential information, (iii) is being delivered for informational purposes only on a confidential basis and (iv) does not purport to contain all of the information that may be required or relevant to your evaluation of any potential transaction. You are responsible for conducting your own investigation and analysis and should consult your own professional advisors. By accepting this document, you agree that (i) neither you nor your agents, representatives, directors or employees will copy, reproduce or distribute to others this document, in whole or in part, at any time; (ii) you will keep confidential all information contained herein; and (iii) you will not use this document for any purpose, other than deciding whether to proceed with a further investigation of the Company or any transaction involving the Company or any of its indebtedness. Certain statements in this document may constitute “forward-looking statements” within the meaning of the federal securities laws. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include, but are not limited to, statements regarding the Company or expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “budget,” “forecast,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “could,” “strive,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”) and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation and no person intends to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. No assurance is given that the Company will achieve its expectations.

Overview â–º On August 12, without warning, Endo received a Termination Notice (Notice) from a contract counterparty (Counterparty) alleging incurable, material breaches by Endo of the parties’ agreement (Agreement). â–º The Agreement provides for termination upon a material breach following a cure period (which can be extended if the issue is being resolved), or immediately upon an “incurable” material breach. â–º The Notice alleges Endo failed to launch a product within the requisite timeframe following regulatory approval and, more generally, alleges failure by Endo to use commercially reasonable efforts to fulfill its obligations under the Agreement. Counterparty immediately canceled all scheduled joint meetings between the parties. â–º Endo believes the Notice is baseless and constitutes an anticipatory repudiation (breach) of the Agreement. â–º Endo notified Counterparty that it rejected the Notice and would allow Counterparty until August 15 to withdraw and continue to perform under the Agreement. â–º If Counterparty fails to do so, Endo will prepare to file a lawsuit seeking a declaratory judgment, damages and potentially other relief.

Potential Economic Impact â–º The products subject to the Agreement are forecast to generate gross profit of approximately: – $1M in 2022 – $20M in 2023 – $40M in 2024 – $55M in 2025 – $50M in 2026 â–º The Company has already paid the Counterparty approximately $40M in upfront and milestone payments. The Counterparty is potentially entitled to receive up to an additional $5M of milestone payments over the next several years.

Annex 5 – Q2 2022 Flash Results

Preliminary 2Q22A and FY22E Financial Results (DRAFT) July 31, 2022 Confidential Subject to Confidentiality Agreement Cleansing Material Subject to FRE 408 & State Law Equivalents Preliminary and Subject to Material Change endo.com

Disclaimer This document has been prepared by Endo International plc (“Endo” or the “Company”) and its advisors from information provided by Company management and other sources, and is subject in all respects to the confidentiality agreement you have executed with the Company. All communications or inquiries relating to Endo or its affiliates should be directed to its advisors. No personnel of Endo or its affiliates should be contacted under any circumstances. This document is “as is” and is based, in part, on information obtained from other sources. We have assumed and relied upon the accuracy and completeness of such information for purposes of this document and have not independently verified any such information. Neither we nor any of our affiliates or agents, makes any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. We undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and should not be construed as such. This document is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible decision with respect to a transaction involving the Company or any of its indebtedness. The Company and all of its respective affiliates, directors, officers, employees and advisers do not make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document or any other written, oral or other communications transmitted or otherwise made publicly available. This document is not intended to be all-inclusive or to contain all the information that a person may desire in considering a transaction and is not intended to form the basis for entering into such a transaction. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary and must make your own decision and perform your own independent investigation and analysis of the information and topics covered in this document. The information contained in this document is preliminary in nature and is subject to change, and any such changes may be material. Except as otherwise expressly noted herein, this document speaks as of the date noted on the title page. The delivery of this document does not create any implication that there has been no change in the business and affairs of Endo or its affiliates since such date. Neither Endo, its advisors, nor any of their respective affiliates or representatives undertake any obligation to update any of the information contained herein or to correct any inaccuracies or omissions that may become apparent. This document (i) has been prepared at the direction of the Company, (ii) from materials and information supplied by the Company and from other sources, (ii) contains confidential information, (iii) is being delivered for informational purposes only on a confidential basis and (iv) does not purport to contain all of the information that may be required or relevant to your evaluation of any potential transaction. You are responsible for conducting your own investigation and analysis and should consult your own professional advisors. By accepting this document, you agree that (i) neither you nor your agents, representatives, directors or employees will copy, reproduce or distribute to others this document, in whole or in part, at any time; (ii) you will keep confidential all information contained herein; and (iii) you will not use this document for any purpose, other than deciding whether to proceed with a further investigation of the Company or any transaction involving the Company or any of its indebtedness. Certain statements in this document may constitute “forward-looking statements” within the meaning of the federal securities laws. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include, but are not limited to, statements regarding the Company or expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “budget,” “forecast,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “could,” “strive,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”) and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation and no person intends to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. No assurance is given that the Company will achieve its expectations.

2Q22A and FY22E Pre-tax unlevered FCF are favorable to the MayLTP

Preliminary Subject to Material Change

$ million	2Q22 MayLTP	2Q22 JulLBE	2Q22 Δ	FY2022 MayLTP	FY2022 JulLBE	FY2022 Δ
Branded	$ 209	$ 219	$ 10	$ 903	$ 908	$ 5
Sterile Injectable	114	123	9	581	580	(1)
Generics	180	203	23	665	700	34
International	20	24	3	81	82	1
Revenue	**$ 524**	**$ 569**	**$ 45**	**$ 2,230**	**$ 2,269**	**$ 40**
YoY % Δ	*-27%*	*-20%*	*6%*	*-26%*	*-24%*	*1%*
Gross Profit	**$ 352**	**$ 398**	**$ 46**	**$ 1,529**	**$ 1,576**	**$ 47**
GM%	*67%*	*70%*	*3%*	*69%*	*69%*	*1%*
OPEX	**$ 274**	**$ 253**	**$ (22)**	**$ 877**	**$ 868**	**$ (9)**
OPEX%	*52%*	*44%*	*-8%*	*39%*	*38%*	*-1%*
EBITDA	**$ 94**	**$ 160**	**$ 66**	**$ 718**	**$ 772**	**$ 54**
EBITDA%	*18%*	*28%*	*10%*	*32%*	*34%*	*2%*
EBITDA ex. IPRD	**$ 161**	**$ 225**	**$ 64**	**$ 810**	**$ 865**	**$ 55**
EBITDA%	*31%*	*40%*	*9%*	*36%*	*38%*	*2%*
(-) CAPEX	(23)	(18)	5	(98)	(93)	4
(-) Δ NWC & OA/OL	27	(26)	(53)	8	(13)	(21)
1x (Pmts)proceeds [a]	20	42	22	1	(12)	(13)
Pre-tax uFCF	**$ 117**	**$ 157**	**$ 40**	**$ 629**	**$ 654**	**$ 25**

- 2Q22A revenue favorability was due to higher Xiaflex price and higher XDC volumes, better-than-expected Vasotrict share retention and delayed competition on Varenicline. The 2Q22A Xiaflex favorability will be partially offset by slightly lower XPD demand volumes in 2H22 based on 2Q22A trends. The 2Q22A Vasostrict favorability is expected to be offset by higher-than-expected price erosion in 2H22 resulting from more aggressive pricing by post day 181 competitor entrants. The 2Q22A Varenicline favorability and the benefit of delayed competition in 3Q22 are reflected in FY22E.
- 2Q22A and FY22E Gross Margin and GM% favorability is primarily driven by better-than-expected net sales and product mix across all segments.
- 2Q22A OPEX favorability was primarily driven by lower A&P and sales force costs ($7M), lower G&A ($8M) and R&D costs ($5M) due to timing. A portion of the 2Q22A G&A and R&D favorability is expected to pull through to FY22E.
- 2Q22A ΔNWC & OA/OL unfavorability was primarily due to AR being a use of cash versus a source of cash due to higher-than-expected 2Q22A sales. The 2Q22A unfavorability is expected to reverse in 2H22 as AR is projected to be a source of cash with the decline in Varenicline sales resulting from expected competition in 2H22. FY22 favorability in OA/OL is expected to offset unplanned insider compensation prepayments and a D&O insurance tail payment in 3Q22.
- 2Q22A 1x Proceeds favorability was due to the receipt of a confidential settlement payment in 2Q22 vs.3Q22. The FY22E 1x Payments unfavorability is due to the unplanned 3Q22 PCC funding ($40M), partially offset by proceeds from the unplanned 3Q22 sale of the Chestnut Ridge NY building ($18M).

[a] Excludes mesh and opioid litigation and settlement payments and other contingent liabilities/settlements
Note: 2Q22 JulLBE represents actual results

2

endo

2Q22A ending cash is favorable to the MayLTP

Preliminary Subject to Material Change

$ million	2Q22 MayLTP	2Q22 JulLBE	2Q22 Δ
Pre-tax uFCF	**$ 117**	**$ 157**	**$ 40**
(-) Cash Taxes	(3)	(4)	(1)
(-) TLC Escrow	-	(85)	(85)
(-) Litigation/Advisors	(202)	(129)	74
SQ uFCF	**$ (88)**	**$ (61)**	**$ 27**
(-) Interest/fin pmts	(194)	(156)	39
(-) Debt pmts	(5)	(5)	0
SQ Levered FCF	**$ (287)**	**$ (221)**	**$ 67**
SQ Begining Cash	**$ 1,413**	**$ 1,413**	**$ -**
SQ Ending Cash	**$ 1,126**	**$ 1,192**	**$ 67**

- 2Q22A cash tax unfavorability was due to higher-than-expected pre-tax income.
- 2Q22A TLC escrow unfavorability represents an unplanned payment into an escrow account in connection with the 2Q22 licensing agreement with TLC. The TLC escrow payment will be released back to the Company upon satisfaction of certain conditions.
- 2Q22A Litigation/Advisors favorability was due to lower-than-expected mesh payments ($17M) and opioid legal expenses/settlements ($70M) offset by higher than expected advisory fees/expenses ($12M).
- 2Q22A interest payment favorability was primarily due to the deferral of the scheduled June 30 unsecured interest payment (the interest was subsequently paid in July 2022).

3

Note: 2Q22 JulLBE represents actual results

endo

Annex 6 – Approved Budget

Project Zed

Approved Budget

Weekly Cash Flow – Debtor Monthly View[1]

(USD in $ millions, unless otherwise indicated)

Debtor	8/15 - 8/31												
Month	**Aug-22**	**Sep-22**	**Oct-22**	**Nov-22**	**Dec-22**	**Jan-23**	**Feb-23**	**Mar-23**	**Apr-23**	**May-23**	**Jun-23**	**Jul-23**	**Total**
Operating Receipts													
Product Sales Receipts	$54	$368	$260	$201	$247	$223	$204	$222	$184	$188	$208	$197	$2,555
Other Receipts	–	18	0	0	0	0	0	0	0	0	0	0	23
Total Operating Receipts	**$54**	**$386**	**$260**	**$201**	**$247**	**$224**	**$205**	**$222**	**$184**	**$189**	**$209**	**$197**	**$2,578**
Operating Disbursements													
Payroll & Payroll Related	($13)	($33)	($26)	($18)	($18)	($18)	($18)	($59)	($23)	($18)	($18)	($18)	($284)
Materials & Freight	(16)	(63)	(32)	(22)	(22)	(22)	(22)	(22)	(22)	(22)	(22)	(22)	(309)
R&D, Marketing & Royalties	(4)	(31)	(68)	(24)	(25)	(22)	(48)	(26)	(48)	(26)	(22)	(48)	(390)
Rebates	(16)	(85)	(68)	(33)	(80)	(38)	(22)	(67)	(29)	(34)	(37)	(26)	(533)
G&A and Other	(6)	(67)	(59)	(23)	(23)	(23)	(23)	(23)	(23)	(23)	(23)	(23)	(343)
Total Operating Disbursements	**($55)**	**($279)**	**($252)**	**($120)**	**($169)**	**($124)**	**($134)**	**($197)**	**($145)**	**($124)**	**($123)**	**($137)**	**($1,859)**
Net Cash Flow From Operations	**($2)**	**$107**	**$8**	**$81**	**$78**	**$100**	**$71**	**$25**	**$39**	**$65**	**$86**	**$60**	**$719**
Intercompany to Non-Debtors – From / (To)	**–**	**–**	**–**	**–**	**($17)**	**($15)**	**($15)**	**($15)**	**($15)**	**($15)**	**($15)**	**($15)**	**($122)**
Non-Operating													
Debt Service[2]	($135)	($45)	($47)	($45)	($45)	($48)	($43)	($48)	($43)	($51)	($46)	($48)	($645)
Other Non-Operating	(0)	(25)	–	–	–	–	–	–	–	–	–	–	(26)
Total Non-Operating	**($135)**	**($70)**	**($47)**	**($45)**	**($45)**	**($48)**	**($43)**	**($48)**	**($43)**	**($51)**	**($46)**	**($48)**	**($671)**
Restructuring Costs													
Professional Fees	($8)	($14)	($18)	($47)	($25)	($25)	($25)	($25)	($25)	($25)	($25)	($25)	($288)
Utility Deposit	(0)	–	–	–	–	–	–	–	–	–	–	–	(0)
Total Restructuring Costs	**($9)**	**($14)**	**($18)**	**($47)**	**($25)**	**($25)**	**($25)**	**($25)**	**($25)**	**($25)**	**($25)**	**($25)**	**($288)**
Net Cash Flow	**($146)**	**$23**	**($57)**	**($12)**	**($9)**	**$12**	**($12)**	**($63)**	**($45)**	**($26)**	**($0)**	**($28)**	**($361)**
Cash Balance[3]													
Beginning Cash Balance - Book	**$1,032**	**$886**	**$910**	**$853**	**$841**	**$832**	**$844**	**$832**	**$769**	**$724**	**$698**	**$698**	**$1,032**
Net Cash Flow	(146)	23	(57)	(12)	(9)	12	(12)	(63)	(45)	(26)	(0)	(28)	(361)
Ending Cash Balance - Book	**$886**	**$910**	**$853**	**$841**	**$832**	**$844**	**$832**	**$769**	**$724**	**$698**	**$698**	**$671**	**$671**
(+/-) Outstanding Checks	9	9	9	9	9	9	9	9	9	9	9	9	9
Ending Cash Balance - Bank	**$895**	**$918**	**$861**	**$849**	**$841**	**$853**	**$840**	**$777**	**$733**	**$707**	**$707**	**$679**	**$679**

Notes:

(1) Forecast assumes a preliminary injunction is in place in connection with the opioid litigation. Litigation costs would be significantly higher in the event an injunction is not granted.

(2) For the post-petition period, interest is calculated using ABR (with Prime Rate constant at 5.5%), plus adequate protection payments pursuant to the proposed Cash Collateral order

(3) Includes $85 million of funds pledged under the TLC agreement

Page 1 of 2

Project Zed

Approved Budget

13-Week Cash Flow – Debtor Entities

(USD in $000s, unless otherwise indicated)

Debtor	*Targeted Ch. 11 Filing Week* *Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	
Forecast Week No.	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	**13-Week**
Week Ended	**8/19**	**8/26**	**9/2**	**9/9**	**9/16**	**9/23**	**9/30**	**10/7**	**10/14**	**10/21**	**10/28**	**11/4**	**11/11**	**Total**
Operating Receipts														
Product Sales Receipts	$20,115	$33,525	$36,779	$55,168	$91,947	$91,947	$91,947	$64,892	$64,892	$64,892	$64,892	$51,103	$51,103	$783,200
Other Receipts	–	–	18,471	–	–	–	–	471	–	–	–	471	–	19,414
Total Operating Receipts	**$20,115**	**$33,525**	**$55,250**	**$55,168**	**$91,947**	**$91,947**	**$91,947**	**$65,363**	**$64,892**	**$64,892**	**$64,892**	**$51,574**	**$51,103**	**$802,614**
Operating Disbursements														
Payroll & Payroll Related	($672)	($12,806)	($8,087)	($13,716)	($672)	($8,540)	($2,479)	($15,898)	($672)	($8,540)	($672)	($10,402)	($672)	($83,826)
Materials & Freight	(1,485)	(14,440)	(14,945)	(17,737)	(20,392)	(2,333)	(7,600)	(9,488)	(9,715)	(5,124)	(7,490)	(10,465)	(4,853)	(126,066)
R&D, Marketing & Royalties	–	(4,035)	(6,414)	(4,035)	(4,035)	(7,940)	(8,511)	(9,939)	(9,939)	(8,651)	(39,232)	(6,357)	(6,357)	(115,445)
Rebates	(2,111)	(13,719)	(14,924)	(17,409)	(17,409)	(17,409)	(17,409)	(16,891)	(16,891)	(16,891)	(16,891)	(13,046)	(10,162)	(191,161)
G&A and Other	(811)	(5,143)	(5,586)	(19,628)	(7,257)	(13,850)	(20,746)	(25,917)	(14,134)	(8,893)	(10,392)	(9,236)	(20,164)	(161,755)
Total Operating Disbursements	**($5,078)**	**($50,143)**	**($49,956)**	**($72,524)**	**($49,764)**	**($50,072)**	**($56,744)**	**($78,133)**	**($51,351)**	**($48,099)**	**($74,676)**	**($49,505)**	**($42,207)**	**($678,253)**
Net Cash Flow From Operations	**$15,037**	**($16,618)**	**$5,294**	**($17,356)**	**$42,182**	**$41,875**	**$35,203**	**($12,770)**	**$13,540**	**$16,793**	**($9,785)**	**$2,069**	**$8,896**	**$124,361**
Intercompany to Non-Debtors – From / (To)	–	–	–	–	–	–	–	–	–	–	–	–	–	–
Non-Operating														
Debt Service[1]	($113,998)	–	($21,071)	–	–	–	($45,152)	–	–	–	–	($46,657)	–	($226,878)
Other Non-Operating	(400)	–	(25,254)	–	–	–	–	–	–	–	–	–	–	(25,654)
Total Non-Operating	**($114,398)**	–	**($46,325)**	–	–	–	**($45,152)**	–	–	–	–	**($46,657)**	–	**($252,533)**
Restructuring Costs														
Professional Fees	($8,286)	–	–	($3,197)	($3,783)	–	($6,581)	($6,195)	–	–	($11,985)	($5,000)	($6,195)	($51,222)
Utility Deposit	(300)	–	–	–	–	–	–	–	–	–	–	–	–	(300)
Total Restructuring Costs	**($8,586)**	–	–	**($3,197)**	**($3,783)**	–	**($6,581)**	**($6,195)**	–	–	**($11,985)**	**($5,000)**	**($6,195)**	**($51,522)**
Net Cash Flow	**($107,947)**	**($16,618)**	**($41,031)**	**($20,554)**	**$38,400**	**$41,875**	**($16,530)**	**($18,965)**	**$13,540**	**$16,793**	**($21,770)**	**($49,588)**	**$2,701**	**($179,693)**
Cash Balance[2]														
Beginning Cash Balance - Book	**$1,031,990**	**$924,043**	**$907,425**	**$866,394**	**$845,840**	**$884,240**	**$926,115**	**$909,585**	**$890,620**	**$904,160**	**$920,953**	**$899,184**	**$849,596**	**$1,031,990**
Net Cash Flow	(107,947)	(16,618)	(41,031)	(20,554)	38,400	41,875	(16,530)	(18,965)	13,540	16,793	(21,770)	(49,588)	2,701	(179,693)
Ending Cash Balance - Book	**$924,043**	**$907,425**	**$866,394**	**$845,840**	**$884,240**	**$926,115**	**$909,585**	**$890,620**	**$904,160**	**$920,953**	**$899,184**	**$849,596**	**$852,297**	**$852,297**
(+/-) Outstanding Checks	500	8,527	8,527	8,527	8,527	8,527	8,527	8,527	8,527	8,527	8,527	8,527	8,527	8,527
Ending Cash Balance - Bank	**$924,543**	**$915,952**	**$874,921**	**$854,367**	**$892,767**	**$934,642**	**$918,112**	**$899,147**	**$912,687**	**$929,480**	**$907,711**	**$858,123**	**$860,823**	**$860,823**

Notes:

(1) For the post-petition period, interest is calculated using ABR (with Prime Rate constant at 5.5%), plus adequate protection payments pursuant to the proposed Cash Collateral order

(2) Includes $85 million of funds pledged under the TLC agreement

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